Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

XPLORE TECHNOLOGIES CORP.

Pursuant to Section 242 of the Delaware General Corporation Law, Xplore Technologies Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST:  The penultimate sentence of Article FIFTH, Section A, Clause 4(a) of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

“The "Series A Conversion Price" as of the filing of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation is equal to $0.0260 per share, as adjusted under the terms of this Section of Article FIFTH to give effect to the reverse stock split of the Company’s common stock (of not less than 1-for-325 and not more than 1-for-425), which stock split, for purposes of this sentence, shall be deemed to have occurred immediately following the effective time of this Certificate of Amendment (and therefore such adjustment shall automatically take effect immediately following the effective time of this Certificate of Amendment); provided, however, that if the Company fails to consummate a public offering of its common stock which provides at least $10 million in gross proceeds to the Company by December 31, 2012, then the Series A Conversion Price shall be equal to what the conversion price was immediately prior to the effectiveness of this Certificate of Amendment.”

SECOND:  Article FIFTH, Section A, Clause 4(e)(ii) of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding any provision herein to the contrary, no adjustment in the Series A Conversion Price shall be made as a result of the decrease in the conversion price of any other series of Preferred Stock if such matter is approved by the affirmative vote of the holders of at least a majority of the voting power of such other series at the Special Meeting of Stockholders to be held on September 12, 2012 (or any adjournment or postponement thereof).”

THIRD:  The penultimate sentence of Article FIFTH, Section B, Clause 4(a) of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

“The "Series B Conversion Price" as of the filing of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation is equal to $0.0260 per share, as adjusted under the terms of this Section of Article FIFTH to give effect to the reverse stock split of the Company’s common stock (of not less than 1-for-325 and not more than 1-for-425), which stock split, for purposes of this sentence, shall be deemed to have occurred immediately following the effective time of this Certificate of Amendment (and therefore such adjustment shall automatically take effect immediately following the effective time of this Certificate of Amendment) provided, however, that if the Company fails to consummate a public offering of its common stock which provides at least $10 million in gross proceeds to the Company by December 31, 2012, then the Series B Conversion Price shall be equal to what the conversion price was immediately prior to the effectiveness of this Certificate of Amendment.”

FOURTH:  Article FIFTH, Section B, Clause 4(e)(ii) of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding any provision herein to the contrary, no adjustment in the Series B Conversion Price shall be made as a result of the decrease in the conversion price of any other series of Preferred Stock if such matter is approved by the affirmative vote of the holders of at least a majority of the voting power of such other series at the Special Meeting of Stockholders to be held on September 12, 2012 (or any adjournment or postponement thereof).”

FIFTH:  The penultimate sentence of Article FIFTH, Section C, Clause 4(a) of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

“The "Series C Conversion Price" as of the filing of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation is equal to $0.0260 per share, as adjusted under the terms of this Section of Article FIFTH to give effect to the reverse stock split of the Company’s common stock (of not less than 1-for-325 and not more than 1-for-425), which stock split, for purposes of this sentence, shall be deemed to have occurred immediately following the effective time of this Certificate of Amendment (and therefore such adjustment shall automatically take effect immediately following the effective time of this Certificate of Amendment) provided, however, that if the Company fails to consummate a public offering of its common stock which provides at least $10 million in gross proceeds to the Company by December 31, 2012, then the Series C Conversion Price shall be equal to what the conversion price was immediately prior to the effectiveness of this Certificate of Amendment.”

SIXTH:  Article FIFTH, Section C, Clause 4(e)(ii) of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding any provision herein to the contrary, no adjustment in the Series C Conversion Price shall be made as a result of the decrease in the conversion price of any other series of Preferred Stock if such matter is approved by the affirmative vote of the holders of at least a majority of the voting power of such other series at the Special Meeting of Stockholders to be held on September 12, 2012 (or any adjournment or postponement thereof).”

SEVENTH:  The penultimate sentence of Article FIFTH, Section D, Clause 4(a) of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and in restated in its entirety as follows:

“The "Series D Conversion Price" as of the filing of the Certificate of Amendment of the Amended and Restated Certificate of Incorporation is equal to $0.0162 per share, as adjusted under the terms of this Section of Article FIFTH to give effect to the reverse stock split of the Company’s common stock (of not less than 1-for-325 and not more than 1-for-425), which stock split, for purposes of this sentence, shall be deemed to have occurred immediately following the effective time of this Certificate of Amendment (and therefore such adjustment shall automatically take effect immediately following the effective time of this Certificate of Amendment) provided, however, that if the Company fails to consummate a public offering of its common stock which provides at least $10 million in gross proceeds to the Company by December 31, 2012, then the Series D Conversion Price shall be equal to what the conversion price was immediately prior to the effectiveness of this Certificate of Amendment.”

EIGHTH:  Article FIFTH, Section D, Clause 4(e)(ii) of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding any provision herein to the contrary, no adjustment in the Series D Conversion Price shall be made as a result of the decrease in the conversion price of any other series of Preferred Stock if such matter is approved by the affirmative vote of the holders of at least a majority of the voting power of such other series at the Special Meeting of Stockholders to be held on September 12, 2012 (or any adjournment or postponement thereof).”

NINTH: The foregoing amendments to the Amended and Restated Certificate of Incorporation of the Corporation were duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 10th day of October, 2012.

XPLORE TECHNOLOGIES CORP.

By:	/s/ Michael J. Rapisand
Name: Michael J. Rapisand
Title: Corporate Secretary and Chief Financial Officer